UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

July 31, 2017

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio	43551-2999
(Address of principal executive offices)	(Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.                            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 31, 2017, Owens-Illinois, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended June 30, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01.                            REGULATION FD DISCLOSURE.

On April 4, 2016, the annulment committee formed by the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”) ruled that OI European Group B.V. (“OIEG”), a subsidiary of the Company, is free to pursue the enforcement of a prior arbitration award (the “Award”) against Venezuela. As of June 30, 2017, that Award amounts to more than $500 million, including reimbursement of expenses and accrued interest.  Venezuela’s application to annul the Award is still pending before an ad hoc committee of the ICSID and a hearing with respect to such application is currently scheduled for September 26-27, 2017.

On July 31, 2017, OIEG sold its right, title and interest in amounts due under the Award to an Ireland-domiciled investment fund.  Under the terms of the sale, OIEG received a payment, in cash, at closing equal to $115 million (the “Cash Payment”).  OIEG may also receive additional payments in the future (“Deferred Amounts”) calculated based on the total compensation that is received from Venezuela as a result of collection efforts or as settlement of the Award with Venezuela.  In the event that the Award is partially or completely annulled by the ICSID ad hoc annulment committee, OIEG may be required to repay to the purchaser up to the entire amount of the Cash Payment based on a formula tied to the amount of the Award (if any) that is annulled.  In addition, OIEG’s right to receive any Deferred Amounts is subject to the limitations described below.

OIEG’s interest in any amounts received in the future from Venezuela in respect of the Award is limited to a percentage of such recovery after taking into account reimbursement of the Cash Payment to the purchaser and reimbursement of legal fees and expenses incurred by the Company and the purchaser. OIEG’s percentage of such recovery will also be reduced over time.  Because the Award has yet to be satisfied, the annulment proceeding is pending, and the ability to successfully enforce the Award in countries that are party to the ICSID Convention is subject to significant challenges, the Company is unable to reasonably predict the amount of recoveries from the Award, if any, to which OIEG may be entitled in the future.  Any future amounts that OIEG may receive from the Award are highly speculative and the timing of any such future payments, if any, is highly uncertain.  As such, there can be no assurance that OIEG will receive any future payments under the Award beyond the Cash Payment.  Except as noted above in connection with the annulment proceeding that is pending before the ICSID ad hoc committee, the Cash Payment is not subject to any forfeiture or future adjustment.

A separate arbitration involving other subsidiaries of the Company is pending before ICSID to obtain compensation primarily for third-party minority shareholders’ lost interests in the two expropriated plants.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act and such information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit
No.	Description
99.1	Press Release dated July 31, 2017, announcing results of operations for the quarter ended June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: July 31, 2017	By:	/s/ Jan A. Bertsch
	Name:	Jan A. Bertsch
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release dated July 31, 2017, announcing results of operations for the quarter ended June 30, 2017